Exhibit 5.1

ONE SHELL PLAZA 910 LOUISIANA HOUSTON, TEXAS 77002-4995 TEL +1 713.229.1234 FAX +1 713.229.1522 BakerBotts.com	AUSTIN BEIJING BRUSSELS DALLAS DUBAI HONG KONG HOUSTON	LONDON MOSCOW NEW YORK PALO ALTO RIYADH SAN FRANCISCO WASHINGTON

February 1, 2017

Atwood Oceanics, Inc.

15011 Katy Freeway, Suite 800

Houston, Texas 77094

Ladies and Gentlemen:

As set forth in the Registration Statement on Form S-3 (File No. 333-209647) (the “Registration Statement”) filed by Atwood Oceanics, Inc., a Texas corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering of securities that may be issued and sold by the Company from time to time pursuant to Rule 415 under the Act for an aggregate offering price not to exceed $500,000,000, certain legal matters in connection with such securities are being passed upon for you by us. Such securities include (i) common stock, par value $1.00 per share (the “Common Stock”), of the Company, (ii) preferred stock, no par value (the “Preferred Stock”), of the Company, (iii) senior debt securities (the “Senior Debt Securities”) of the Company, (iv) subordinated debt securities (the “Subordinated Debt Securities” and, together with the Senior Debt Securities, the “Debt Securities”) of the Company and (v) warrants to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the “Warrants”). The Common Stock, Preferred Stock, Debt Securities and Warrants are collectively referred to herein as the “Securities.” At your request, this opinion is being furnished to you for filing as Exhibit 5.1 to the Registration Statement.

Each series of Senior Debt Securities is to be issued pursuant to the Indenture, dated as of January 18, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee (the “Senior Indenture”); and each series of Subordinated Debt Securities is to be issued pursuant to an indenture to be entered into between the Company and the trustee thereunder (the “Subordinated Indenture” and, together with the Senior Indenture, the “Indentures”). Each Indenture is to be supplemented, in connection with the issuance of each such series, by a supplemental indenture, officers’ certificate or other writing thereunder establishing the form and terms of such series.

In our capacity as your counsel in the connection referred to above, we have examined originals, or copies certified or otherwise identified, of the Amended and Restated Certificate of Formation and By-laws of the Company, each as amended to date (the “Charter Documents”), the Senior Indenture, the form of Subordinated Indenture (in the form to be included as an exhibit to the Registration Statement) and corporate records of the Company, including minute books of the Company, as furnished to us by the Company, certificates of public officials and of representatives of the Company, statutes and other instruments and documents as a basis for the opinions hereinafter expressed. In giving such opinions, we have relied upon certificates of officers of the Company and of public officials with respect to the accuracy of the material factual matters contained in such certificates.

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In giving the opinions below, we have assumed, without independent investigation, that the signatures on all documents examined by us are genuine, that all documents submitted to us as originals are accurate and complete, that all documents submitted to us as copies are true and correct copies of the originals thereof and that all information submitted to us was accurate and complete.

In connection with this opinion, we also have assumed that:

(a)    the Registration Statement and any amendments thereto (including post-effective amendments) will have become effective under the Act;

(b)    a prospectus supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

(c)    all Securities will be offered, issued and sold in compliance with applicable securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement;

(d)    the Board of Directors of the Company or, to the extent permitted by the Texas Business Organizations Code and the Charter Documents, a duly constituted and acting committee thereof (such Board of Directors or committee thereof being hereinafter referred to as the “Board”) will have taken all necessary corporate action to authorize the issuance of the Securities and any other Securities issuable on the conversion, exchange, redemption or exercise thereof, and to authorize the terms of the offering and sale of such Securities and related matters;

(e)    a definitive purchase, underwriting or similar agreement with respect to any Securities being offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto (the “Purchase Agreement”);

(f)    any securities issuable upon conversion, exchange, redemption or exercise of any Securities being offered will have been duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange, redemption or exercise;

(g)    all Securities, and any certificates in respect thereof, will be delivered either (i) in accordance with the provisions of the applicable Purchase Agreement approved by the Board upon payment of the consideration therefor provided for therein or (ii) upon conversion, exchange, redemption or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion, exchange, redemption or exercise as approved by the Board, for the consideration approved by the Board;

(h)    in the case of shares of Common Stock or Preferred Stock, certificates representing such shares will have been duly executed, countersigned, registered and delivered, or if uncertificated, valid book-entry notations will have been made in the share register of the Company, in each case in accordance with the provisions

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of the Charter Documents; there will be sufficient shares of Common Stock or Preferred Stock authorized under the Charter Documents and not otherwise issued or reserved for issuance; the purchase price therefor payable to the Company or, if such shares are issuable on the conversion, exchange, redemption or exercise of another Security, the consideration payable to the Company for such conversion, exchange, redemption or exercise will not be less than the par value of such shares, in the case of shares of Common Stock, or the purchase price or consideration, as the case may be, as approved by the Board with respect to such issuance, in the case of shares of Preferred Stock; and, if shares of Common Stock are issuable upon the conversion, exchange, redemption or exercise of Preferred Stock, either (i) the aggregate par value of such shares of Common Stock will not, at the time of conversion, exchange, redemption or exercise, as the case may be, exceed the part of the Company’s stated capital represented by such Preferred Stock or (ii) the amount of any such excess will be transferred from surplus to stated capital;

(i)    in the case of shares of Preferred Stock of any series, the Board will have taken all necessary corporate action to designate and establish the terms of such series and will have caused a statement of resolutions relating to such series to be prepared and filed with the Secretary of State of the State of Texas;

(j)    in the case of Warrants, (i) the Board will have taken all necessary corporate action to authorize the creation of and the terms of the Warrants, the issuance of the Securities to be issued pursuant to the Warrants, the warrant agreement relating thereto and any related matters, (ii) the warrant agreement relating to the Warrants will have been duly executed and delivered by the Company and any warrant agent appointed by the Company, (iii) neither such Warrants nor such warrant agreement will include any provision that is unenforceable and (iv) the Warrants or certificates representing the Warrants will have been duly executed, countersigned, registered, and delivered in accordance with the appropriate agreements relating to the Warrants and the applicable definitive purchase, underwriting, or similar agreement approved by the Board or such officers upon payment of the consideration therefor provided for therein;

(k)    in the case of a series of Subordinated Debt Securities, an indenture substantially in the form of the Subordinated Indenture will have been duly executed and delivered by the Company and the trustee thereunder; and

(l)    in the case of a series of Senior Debt Securities or Subordinated Debt Securities, (i) the Board will have taken all necessary corporate action to designate and establish the terms of such Debt Securities in accordance with the terms of the Indenture under which such Debt Securities will be issued, and such Debt Securities will not include any provision that is unenforceable, (ii) the Indenture under which such Debt Securities will be issued will have become qualified under the Trust Indenture Act of 1939, as amended, and (iii) forms of Debt Securities complying with the terms of the Indenture under which such Debt Securities will be issued and evidencing such Debt Securities will have been duly executed, authenticated, issued and delivered in accordance with the provisions of such Indenture.

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On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.    The shares of Common Stock and Preferred Stock included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and will be fully paid and nonassessable.

2.    The Warrants included in the Securities will, when issued, have been duly authorized by all necessary corporate action on the part of the Company and validly issued and constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.    The Debt Securities included in the Securities will, when issued, constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforceability thereof is subject to any applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or conveyance or other laws relating to or affecting creditors’ rights generally, and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

The opinions set forth above are limited in all respects to matters of the contract law of the State of New York, the laws of the State of Texas and applicable federal law, in each case, as in effect on the date hereof. We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our Firm under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                         Very truly yours,

                                         /s/ Baker Botts L.L.P.